Exhibit 10.24

                                      No. 2

                           SPECIAL RETENTION AGREEMENT


     This  Agreement  is entered  into this 18th day of  September,  2000 by and
between  AMCOL   International   Corporation   ("Company")  and  Peter  L.  Maul
("Employee").

     WHEREAS, the Company considers it essential and in the best interest of the Company and its Shareholders to foster the continued employment of key management personnel;

     WHEREAS, Peter L. Maul is presently employed as President of Nanocor, Inc.


     IT IS THEREFORE AGREED AS FOLLOWS:

     1. The Company will pay to Employee the amount of $250,000.00, as consideration for the Employee remaining employed by the Company or its subsidiaries and continuing his or her duties until the completion of *.

     2. No payment is due in the event the Employee shall terminate his or her employment, directly or indirectly, prior to a change in control or such change in control does not occur within one year from the date hereof. A change in control is defined as: the change in the legal or beneficial ownership of fifty-one percent (51%) of the shares of the Company's common stock within a six-month period other than by death or operation of law, or the sale of ninety percent (90%) or more of the Company's aggregate assets within a six-month period. Sale of the Company's stock in a subsidiary or a subsidiary's assets shall not be considered a Change in Control.

     3. The Company may terminate Employee at any time, with or without cause, although termination without cause by the Company within one (1) month of a change in control shall be considered a termination upon a change in control.



* An asterisk represents certain material which has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Such omitted material has been filed separately with the SEC.
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     4. The  Employee  shall also be  considered  an  employee of the Company if employed by a subsidiary.

     5. Any payments received pursuant to this Agreement shall be credited against any payments due under any Change in Control Agreement, the Employee has with the Company.

     6. The payment  pursuant to this Agreement shall be made upon completion of
*.

     7. This Agreement shall expire one (1) year from the date hereof.


                                            AMCOL INTERNATIONAL CORPORATION


                                            By:       /s/ Larry Washow
                                            Title:    President



                                            EMPLOYEE:

                                             /s/ Peter L. Maul
                                            Peter L. Maul